Exhibit 3.1.58

Certificate of Limited Partnership

Name of Limited Partnership:

CHEESEBURGER-MARYLAND, LIMITED PARTNERSHIP

Business Address of Limited Partnership:

2202 N. WEST SHORE BOULEVARD

SUITE 500

TAMPA, FL. US 33607

Mailing Address of Limited Partnership:

2202 N. WEST SHORE BOULEVARD

SUITE 500

TAMPA, FL. US 33607

The name and Florida street address of the registered agent is:

JOSEPH J KADOW

2202 N. WEST SHORE BOULEVARD

SUITE 500

TAMPA, FL. 33607

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: /s/ JOSEPH J. KADOW

The latest date upon which the Limited Partnership is to be dissolved is:

9/25/2038

The name and address of all general partners are:

Title: G

CHEESEBURGER IN PARADISE, LLC

2202 N. WEST SHORE BOULEVARD, SUITE 500

TAMPA, FL. 33607 US

Affidavit of Capital Contributions

For Florida Limited Partnership

The undersigned constituting all of the general partners of:

CHEESEBURGER-MARYLAND, LIMITED PARTNERSHIP

a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is:

0.00

The total amount contributed and anticipated to be contributed by the limited partners at this time totals:

25,000.00

Signed this Twenty Fifth day of September, 2003

Under the penalties of perjury I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: /s/ JOSEPH J. KADOW, VICE PRESIDENT